Report of Independent Registered Public
Accounting Firm

To the Shareholders and Board of
Trustees of Guggenheim Enhanced
Equity Income Fund

In planning and performing our
audit of the financial statements
of Guggenheim Enhanced Equity Income
Fund (the Fund) as of and for the
year ended December 31 2015 in
accordance with the standards of the
Public Company Accounting Oversight
Board (United States) we considered
the Funds internal control over financial reporting including controls over safeguarding securities as a basis for designing our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form N-SAR but not for the purpose of expressing an opinion on the effectiveness of the Funds internal control over financial reporting.
Accordingly we express no such opinion.

The management of the Fund is responsible for establishing and maintaining effective internal control over financial reporting.
In fulfilling this responsibility estimates and judgments by management are required to assess the expected benefits and related costs of controls. A companys internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally a ccepted accounting principles. A companys internal control over financial reporting includes those policies and procedures that
(1) pertain to the maintenance of records that in reasonable detail accurately and fairly reflect the transactions and dispositions of the assets of the company; (2) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles and that receipts and expenditures of the company are being made only in accordance with authorizations of management and directors of the company;
and (3) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition use or disposition of a companys assets that could have a material effect on the financial statements.

Because of its inherent limitations internal control over financial reporting may not prevent or detect misstatements. Also projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions or that the degree of compliance with the policies or procedures may deteriorate.

A deficiency in internal control over
financial reporting exists when the design or operation of a control does not allow management or employees in the normal course of performing their assigned functions to prevent or detect misstatements on a timely basis.
A material weakness is a deficiency
or a combination of deficiencies in
internal control over financial
reporting such that there is a
reasonable possibility that a
material misstatement of the
companys annual or interim
financial statements will not
be prevented or detected on a timely basis.

Our consideration of the Funds internal
control over financial reporting was
for the limited purpose described in
the first paragraph and would not
necessarily disclose all
deficiencies in internal control
that might be material weaknesses
under standards established by the
Public Company Accounting Oversight
Board (United States). However we
noted no deficiencies in the Funds
internal control over financial
reporting and its operation
including controls over safeguarding
securities that we consider to be a
material weakness as defined above
as of December 31 2015.

This report is intended solely for
the information and use of
management and the Board of
Trustees of Guggenheim Enhanced
Equity Income Fund and the Securities
and Exchange Commission and is not
intended to be and should not be
used by anyone other than these
specified parties.

/s/ Ernst & Young LLP

McLean Virginia
February 26 2016